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

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1713


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $50,000,000             ORIGINAL ISSUE DATE:           May 20, 1998


CUSIP NUMBER:           59018S H56              STATED MATURITY DATE:          May 22, 2000


INTEREST CALCULATION:                           DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                  / / ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                  / / 30/360
(FIXED INTEREST RATE):                          /x/ ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                       / / COMMERCIAL PAPER RATE
/x/ CMT RATE                                    / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                  / / CD RATE
/ / FEDERAL FUNDS RATE                          / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                            DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                              LIBOR TELERATE PAGE: 7055
CMT REUTERS PAGE:                               LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months            MINIMUM INTEREST RATE:         Not Applicable


SPREAD:                 0.220%                  MAXIMUM INTEREST RATE:         Not Applicable


INITIAL INTEREST RATE:  TBD                     SPREAD MULTIPLIER:             Not Applicable


INTEREST RESET DATES:   The 22nd of August, November, February, and May commencing August 22, 1998 through the Maturity Date; subject to following business day convention.


INTEREST PAYMENT DATES: The 22nd of August, November, February, and May commencing August 22, 1998 through the Maturity Date; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 15, 1998


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